EXHIBIT 99.1


Company          Cytogen Corporation
contact:         Michael Becker
                 President and Chief Executive Officer
                 (609) 750-8201
                 mbecker@cytogen.com


 Cytogen Corporation Provides Notice of Termination of Licensing, Distribution
                   and Manufacturing Arrangements with DRAXIS

PRINCETON, N.J., (January 24, 2003) Cytogen Corporation (Nasdaq: CYTO) announced today that it has provided DRAXIMAGE Inc., the radiopharmaceutical subsidiary of DRAXIS Health Inc. (TSX: DAX, Nasdaq: DRAX), with notice of termination for each of its License and Distribution Agreement and Product Manufacturing and Supply Agreement with respect to both of DRAXIS' BrachySeed(TM) I-125 and BrachySeed(TM) Pd-103 products. Cytogen provided such notice as a result of DRAXIS' failure to consistently supply the BrachySeed products at quantities, activity levels, and schedules amenable to commercial sale, which has negatively impacted Cytogen's ability to market such products.

As previously communicated, both companies' decision to enter the brachytherapy field was predicated on the successful launch of both the Iodine and Palladium brachytherapy products. DRAXIS unilaterally halted production of BrachySeed Pd-103 indefinitely.

In December 2000, Cytogen entered into a 10-year agreement with DRAXIMAGE Inc. to market and distribute BrachySeed Iodine and Palladium implants in the United States for the treatment of prostate cancer in exchange for a transfer price on seeds sold plus royalties on sales and certain milestone payments.

About Cytogen Corporation

Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company. Cytogen markets oncology products through its in-house sales force: ProstaScint(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer) and NMP22(R) BladderChek(TM) (a highly accurate and convenient antibody-based point-of-care staging test for bladder cancer detection). Cytogen has also developed Quadramet(R), a skeletal targeting therapeutic radiopharmaceutical for the relief of bone pain in prostate and other types of cancer, for which the company receives royalties on product sales through Berlex Laboratories, the U.S. affiliate of Schering AG Germany, which markets the product in the United States. Cytogen's pipeline comprises product candidates at various stages of clinical development, including fully human monoclonal antibodies and cancer vaccines based on PSMA (prostate specific membrane antigen) technology, which was exclusively licensed from Memorial Sloan-Kettering Cancer Center. Cytogen

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also  conducts  research  in  cell  signaling  through  its  AxCell  Biosciences subsidiary in Newtown, PA. For more information, please visit the Company's website at www.cytogen.com.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. The Company cannot guarantee that the Company will actually achieve the plans, intentions or expectations disclosed in any such forward-looking statements. The Company's actual results may differ materially from the Company's historical results of operations and those discussed in the forward-looking statements for various reasons, including, but not limited to, the Company's ability to carry out its business and financial plans, to successfully develop and commercialize acceptance of its products such as ProChart(TM), to determine and implement the appropriate strategic initiative for its AxCell Biosciences subsidiary, to fund development necessary for existing products and to pursue new product opportunities, the risk of whether products result from development activities, protection of its intellectual property portfolio, ability to integrate in-licensed products such as NMP22(R) BladderChek(TM), ability to establish and successfully complete clinical trials where required for product approval, the risk associated with obtaining the necessary regulatory approvals, shifts in the regulatory environment affecting sales of the Company's products such as third-party payor reimbursement issues, dependence on the Company's partners for development of certain projects, the ability to obtain foreign regulatory approvals for products and to establish marketing arrangements in countries where approval is obtained, and other factors discussed in the Company's Form 10-K for the year ended December 31, 2001 and from time-to-time in the Company's other filings with the Securities and Exchange Commission. Any forward-looking statements made by the Company do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments the Company may make. The Company does not assume, and specifically disclaims, any obligation to update any forward-looking statements, and these statements represent the Company's current outlook only as of the date given.

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